EXHIBIT (J)(3)


                                POWER OF ATTORNEY


         Each of the undersigned Trustees of Kobren Insight Funds (the "Trust"), hereby constitutes and appoints Eric M. Kobren and Eric J. Godes, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and capacity as trustee of the Trust, (i) any Registration Statement on Form N-1A, Form N-14, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended (the "1940 Act"), and/or under the Securities Act of 1933, as amended (the "1933 Act"), and any and all amendments thereto filed by the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me as Trustee of the Trust to enable the Trust to comply with the 1940 Act, the 1933 Act, and the rules thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements or applications and amendments to said Registration Statements or applications.

         IN WITNESS WHEREOF, I have hereunder set my hand on this 28th day of April, 2004.





/S/ EDWARD B. BLOOM                                       /S/ ROBERT I. GOLDFARB
-------------------                                       ----------------------
Edward B. Bloom                                           Robert I. Goldfarb



/S/ MICHAEL P. CASTELLANO                                 /S/ STUART J. NOVICK
-------------------------                                 --------------------
Michael P. Castellano                                     Stuart J. Novick



/S/ ARTHUR DUBROFF
------------------
Arthur Dubroff

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